As filed with the Securities and Exchange Commission on September 1, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WYNN RESORTS, LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Nevada	46-0484987
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7555

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ronald J. Kramer

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7555

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With Copies To:

Marc H. Rubinstein Wynn Resorts, Limited 3131 Las Vegas Boulevard South Las Vegas, Nevada 89109 (702) 770-7555	Jerome L. Coben Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01 per share	1,333,333 shares	$38.51	$51,346,654	$6,505.63

(1)	The shares of common stock set forth in the calculation of registration fee table, and which may be offered pursuant to this registration statement, include, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the registrant’s common stock as may become issuable as a result of any stock splits, stock dividends or similar event.
(2)	Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq National Market on August 30, 2004, in accordance with Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated September 1, 2004

Wynn Resorts, Limited

1,333,333 Shares of Common Stock

This prospectus relates to the offer and sale for cash from time to time by the selling stockholders named in this prospectus of up to 1,333,333 shares of our common stock. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

The registration of the shares covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of any sale are within the sole discretion of the selling stockholders. The shares of common stock offered hereby may be sold by the selling stockholders in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, the shares of common stock may be offered from time to time through ordinary brokerage transactions on the Nasdaq National Market. See “Plan of Distribution.”

Our common stock is quoted on The Nasdaq National Market under the symbol “WYNN.” Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 770-7555. The last reported sale price of our common stock on August 31, 2004 was $38.60 per share.

Investing in our common stock involves risks that are described beginning on page 1 and in our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the Nevada Gaming Commission, the Nevada State Gaming Control Board, nor any other gaming authority has passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement or the investment merits of the common stock offered hereby. Any representation to the contrary is unlawful.

The date of this prospectus is                          , 2004.

Unless the context otherwise requires or unless otherwise specified, all references in this prospectus to “Wynn Resorts,” “the Company,” “we,” “us” or “our,” or similar terms, refer to Wynn Resorts, Limited and its consolidated subsidiaries, or, with respect to periods prior to September 24, 2002, to Valvino Lamore, LLC and its consolidated subsidiaries, as the predecessor company of Wynn Resorts, all references to “Wynn Las Vegas entities” refer to our wholly owned subsidiaries, Valvino Lamore, LLC, Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. and their consolidated subsidiaries (other than Desert Inn Improvement Co. and Wynn Completion Guarantor, LLC), and all references to the “Wynn Macau Companies” refer to Wynn Resorts (Macau), S.A. and each of its direct and indirect parent companies (other than Wynn Resorts).

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with these requirements file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Wynn Resorts’ filings with the SEC are also available to the public from the SEC’s internet site at http://www.sec.gov. The address of our internet site is http://www.wynnresorts.com, which provides a hyperlink to a third party SEC filing website that posts filings we make with the SEC as soon as reasonably practicable, where such filings can be reviewed without charge.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information that we file in the future with the SEC automatically will update and supersede earlier information contained or incorporated by reference in this prospectus.

We are incorporating by reference in this prospectus the following documents filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed on May 5, 2004;

•	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed on August 3, 2004;

•	our quarterly report on Form 10-Q/A for the fiscal quarter ended June 30, 2004, filed on August 4, 2004;

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•	our current reports on Form 8-K, filed on April 20, 2004; April 30, 2004; May 5, 2004; May 12, 2004; May 13, 2004; May 20, 2004; June 10, 2004; June 22, 2004; July 26, 2004 and August 9, 2004;

•	the description of our common stock set forth in our Registration Statement on Form 8-A, filed on October 7, 2002 (File No. 000-50028); and

•	all other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of the offering of the securities hereunder (other than current reports furnished under Item 9 or Item 12 of Form 8-K).

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any additional information. Any statement contained in this prospectus, or a document incorporated or deemed to be incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Exhibits to SEC filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. Requests for such copies should be directed to the following:

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7555

Attention: Vice President—Investor Relations

Except as provided above, no other information, including information on our internet site (http://www.wynnresorts.com), is incorporated by reference in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including, but not limited to, statements relating to our business strategy and development activities, including our opportunity in Macau, as well as other capital spending, financing sources, the effects of regulation (including gaming and tax regulations), expectations concerning future operations, margins, profitability and competition.

Any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, in some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “continue” or the negative of these terms or other comparable terminology. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. These risks and uncertainties include, but are not limited to, those relating to:

•	competition in the casino/hotel and resorts industry;

•	completion of our Wynn Las Vegas casino resort on time and within budget;

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•	doing business in foreign locations such as Macau (including the risks associated with Macau’s developing gaming regulatory framework);

•	new development and construction activities of competitors;

•	our dependence on Stephen A. Wynn and existing management;

•	leverage and debt service (including sensitivity to fluctuations in interest rates);

•	levels of travel, leisure and casino spending;

•	general domestic or international economic conditions;

•	pending or future legal proceedings;

•	changes in federal or state tax laws or the administration of such laws;

•	changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions);

•	applications for licenses and approvals under applicable jurisdictional laws and regulations (including gaming laws and regulations);

•	the impact that an outbreak of an infectious diseases, such as Severe Acute Respiratory Syndrome (SARS), may have on the travel and leisure industry; and

•	the consequences of the war in Iraq and other military conflicts in the Middle East and any future security alerts and/or terrorist attacks such as the attacks that occurred on September 11, 2001.

Further information on potential factors that could affect our financial condition, results of operations and business are included in our filings with the SEC.

You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us. We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus.

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RISK FACTORS

You should carefully consider the risks described below and the risks incorporated by reference from our Annual Report on Form 10-K, filed on March 15, 2004, before making an investment decision. The risks and uncertainties described below and incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. In that case, the value of our common stock could decline substantially.

Risk Relating to the Offering

The price of our common stock may fluctuate significantly, which may make it difficult for you to resell the common stock issuable when you want or at prices you find attractive.

The price of shares of our common stock on the Nasdaq National Market constantly changes. We expect that the market price of our common stock will continue to fluctuate. Holders of our common stock will be subject to the risk of volatility and depressed prices of our common stock.

Our stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	announcements by us or our competitors of significant contracts, mergers, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	developments in construction of Wynn Las Vegas or Wynn Macau;

•	developments generally affecting the casino/hotel and resorts industry;

•	announcements by third parties of significant claims or proceedings against us;

•	changes in government regulations and governmental approval of gaming activities;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	future sales of our equity or equity-linked securities; and

•	general domestic and international economic conditions.

General market fluctuations, industry factors and general economic and geopolitical conditions and events, such as economic slowdowns or recessions, consumer confidence in the economy, recent terrorist attacks and ongoing military conflicts, also could cause our stock price to decrease.

In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations also may adversely affect the market price of our common stock.

The substantial number of shares of common stock that will be eligible for sale in the near future could cause the market price of our common stock to decline.

A substantial number of shares of our common stock were issued by us in private transactions not involving a public offering and are therefore treated as “restricted securities” for purposes of Rule 144 under the Securities Act. On June 20, 2003, we entered into a strategic business alliance with SBM, and in connection therewith, we sold 3,000,000 shares of our common stock to SBM for $45 million in a privately negotiated, all cash transaction. In return, SBM has agreed, subject to certain exceptions, to refrain from transferring its shares prior to April 1,

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2005, and will be entitled to certain registration rights thereafter. As of June 30, 2004, we had outstanding 43,000,000 such “restricted” shares of common stock, 40,000,000 of which are held by certain of our affiliates and 3,000,000 of which are held by SBM. If these “affiliated” holders comply with the applicable holding periods, volume limits and other conditions prescribed in Rule 144 under the Securities Act, these unregistered shares of common stock may be freely tradable. In addition, as of June 30, 2004, there were 2,050,000 shares of common stock reserved and subject to issuance upon exercise of outstanding options, warrants or other convertible rights. Lastly, we have granted our Chairman and Chief Executive Officer, Stephen A. Wynn, demand and piggyback registration rights with respect to any shares of our common stock he purchases from Aruze USA.

No predictions can be made as to the effect, if any, that the issuance and availability for future market sales of shares of our common stock will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the conversion of convertible securities), or the perception that such sales could occur, could materially adversely affect the prevailing market price for our common stock and could impair our future ability to raise capital through an offering of equity or equity-linked securities.

USE OF PROCEEDS

We will not receive any of the proceeds upon resale of the common stock by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock listed below. When we refer to the “selling stockholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling stockholders’ interests. Because the selling stockholders are not obligated to sell the shares of common stock, we cannot estimate how many shares of common stock the selling stockholders will hold upon consummation of any such sales.

The table below sets forth the name of each selling stockholder and number of shares of common stock that each selling stockholder may offer pursuant to this prospectus. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus to the extent required.

Name of Selling Stockholder	Number of Shares Owned Prior to the Offering	Number of Shares Offered in the Offering	Number of Shares Owned After the Offering
Classic Wave Limited	141,666	141,666	—
L’Arc de Triomphe Limited	141,667	141,667	—
S.H.W. & Co. Limited	1,000,000	1,000,000	—
SKKG Limited	50,000	50,000	—

Classic Wave Limited and L’Arc de Triomphe Limited, companies wholly owned by Kwan Yan Ming, owned shares representing in the aggregate 7.8% of the value and 4.7% of the voting power of our subsidiary Wynn Resorts (Macau) Holdings, Ltd. On September 1, 2004, Kwan Yan Ming, Classic Wave Limited, L’Arc de Triomphe Limited and our subsidiary Wynn Resorts International, Ltd. (“WRIL”) entered into exchange agreements with us. Pursuant to the exchange agreements, WRIL acquired all of Classic Wave Limited’s and L’Arc de Triomphe Limited’s interests in Wynn Resorts (Macau) Holdings, Ltd. Classic Wave Limited and L’Arc de Triomphe Limited received 141,666 and 141,667 shares of our common stock, respectively. Incident to the exchange agreements, we entered into a registration rights agreement with Classic Wave Limited and L’Arc de Triomphe Limited obligating us to file the registration statement of which this prospectus is a part.

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Wong Chi Seng, directly or through his wholly-owned company S.H.W. & Co. Limited, owned certain securities of our subsidiaries, including shares representing 19.6% of the value and 11.8% of the voting power of Wynn Resorts (Macau) Holdings, Ltd. and 10% of the capital and voting power of Wynn Resorts (Macau), S.A. On August 28, 2004, Mr. Wong, S.H.W. & Co. Limited and WRIL entered into an exchange agreement with us. Pursuant to the exchange agreement, WRIL acquired all of S.H.W. & Co. Limited’s and Mr. Wong’s interest in Wynn Resorts (Macau) Holdings, Ltd., and Mr. Wong’s entitlement to preferential capital distributions from Wynn Resorts (Macau), S.A. was reduced to an amount not to exceed One Macau Pataca, and S.H.W. & Co. Limited received 1,000,000 shares of our common stock. Incident to the exchange agreement, we entered into a registration rights agreement with S.H.W. & Co. Limited obligating us to file the registration statement of which this prospectus is a part. Mr. Wong served as a director of Wynn Resorts (Macau) Holdings, Ltd. prior to the consummation of the transactions contemplated by the exchange agreement and is the Executive Director of Wynn Resorts (Macau), S.A.

SKKG Limited, a company wholly owned by Wong Chi Seng owned shares representing 6.9% of the value and 4.2% of the voting power of our subsidiary Wynn Resorts (Macau) Holdings, Ltd. On September 1, 2004, Wong Chi Seng, SKKG Limited and WRIL entered into an exchange agreement with us. Pursuant to the exchange agreement, WRIL acquired all of SKKG’s interests in Wynn Resorts (Macau) Holdings, Ltd., and SKKG Limited received 50,000 shares of our common stock. Incident to the exchange agreement, we entered into a registration rights agreement with SKKG Limited obligating us to file the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 1,333,333 shares of our common stock. We will not receive any of the proceeds from the sale by the selling stockholders of the common stock. We will bear all out-of-pocket fees and expenses incurred by us in connection with the registration of the common stock offered hereby. The selling stockholders will bear any and all brokerage fees and commissions, if any.

The selling stockholders may offer and sell the common stock from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between such holders and brokers or dealers who may receive brokerage fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions;

•	in privately negotiated transactions;

•	through the writing of options;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through broker-dealers, which may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

In connection with the sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the common stock to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell such securities.

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If a material arrangement with any broker, dealer or other agent is entered into for the sale of the common stock through a secondary distribution or a purchase by a broker or dealer, or if other material changes are made in the plan of distribution of the common stock, a prospectus supplement will be filed, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any broker-dealer or agent regarding the sale of the common stock by the selling stockholders. The selling stockholders may decide not to sell all or a portion of the common stock offered pursuant to this prospectus. In addition, the selling stockholders may transfer, devise or give the common stock by other means not described in this prospectus. Any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders and any broker-dealers or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the common stock by the selling stockholders and any commissions received by any such broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If the selling stockholders were deemed to be underwriters, the selling stockholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. All of the above may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

LEGAL MATTERS

Certain legal matters regarding the common stock offered hereby will be passed upon for us by Schreck Brignone, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Wynn Resorts’ Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the Registrant in connection with the registration and sale of the securities being registered hereby. All of such fees and expenses, except the SEC registration fee are estimated.

SEC Registration Fee	$6,505.63

Accounting Fees and Expenses	$6,200.00

Legal Fees and Expenses	$425,000.00

Printing Fees and Expenses	$25,000.00

Miscellaneous	$7,294.37

Total	$470,000.00

Item 15. Indemnification of Directors and Officers

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Wynn Resorts’ bylaws provide that it will indemnify its directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law. In addition, Wynn Resorts has entered into separate indemnification agreements with its directors and officers that require Wynn Resorts, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service other than liabilities arising from willful misconduct of a culpable nature. Wynn Resorts also intends to maintain director and officer liability insurance, if available on reasonable terms.

Item 16. Exhibits

Exhibit No.	Description
4.1	Second Amended and Restated Articles of Incorporation of the Registrant. (1)

4.2	Third Amended and Restated Bylaws of the Registrant, as amended. (2)

*4.3	Registration Rights Agreement, dated as of August 28, 2004, by and between S.H.W. & Co. Limited and Wynn Resorts, Limited.

*4.4	Registration Rights Agreement, dated as of September 1, 2004, by and between Classic Wave Limited and Wynn Resorts, Limited.

*4.5	Registration Rights Agreement, dated as of September 1, 2004, by and between L’Arc de Triomphe Limited and Wynn Resorts, Limited.

*4.6	Registration Rights Agreement, dated as of September 1, 2004, by and between SKKG Limited and Wynn Resorts, Limited.

*5	Opinion of Schreck Brignone.

*10.1	Exchange Agreement, dated as of August 28, 2004, by and among Wong Chi Seng, S.H.W. & Co. Limited, Wynn Resorts, Limited and Wynn Resorts International, Ltd.

*10.2	Exchange Agreement, dated as of September 1, 2004, by and among Kwan Yan Ming, Classic Wave Limited, Wynn Resorts, Limited and Wynn Resorts International, Ltd.

*10.3	Exchange Agreement, dated as of September 1, 2004, by and among Kwan Yan Ming, L’Arc de Triomphe Limited, Wynn Resorts, Limited and Wynn Resorts International, Ltd.

*10.4	Exchange Agreement, dated as of September 1, 2004, by and among Wong Chi Seng, SKKG Limited, Wynn Resorts, Limited and Wynn Resorts International, Ltd.

*23.1	Consent of Independent Registered Accounting Firm.

*23.2	Consent of Schreck Brignone (included in Exhibit 5).

*24	Powers of Attorney of officers and directors of Wynn Resorts, Limited (included on signature page of this Registration Statement).

*	Filed herewith.
(1)	Previously filed with Amendment No. 4 to the Form S-1 filed by the Registrant on October 7, 2002 (File No. 333-90600).
(2)	Previously filed with the Quarterly Report on Form 10-Q filed by the Registrant on December 9, 2002.

Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in “Item 15—Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on this 1st day of September, 2004.

WYNN RESORTS, LIMITED

By:	/s/ STEPHEN A. WYNN
Stephen A. Wynn Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn, Ronald J. Kramer, John Strzemp and Marc H. Rubinstein, and each of them acting individually, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462 under the Securities Act and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on September 1, 2004.

/s/ STEPHEN A. WYNN	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
Stephen A. Wynn

/S/ JOHN STRZEMP John Strzemp	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ KAZUO OKADA	Director
Kazuo Okada

/s/ RONALD J. KRAMER	Director
Ronald J. Kramer

/s/ ROBERT J. MILLER	Director
Robert J. Miller

/s/ JOHN A. MORAN	Director
John A. Moran

S-1

/s/ ALVIN V. SHOEMAKER	Director
Alvin V. Shoemaker

/s/ KIRIL SOKOLOFF	Director
Kiril Sokoloff

/s/ D. BOONE WAYSON	Director
D. Boone Wayson

/s/ ELAINE P. WYNN	Director
Elaine P. Wynn

/s/ STANLEY R. ZAX	Director
Stanley R. Zax

/s/ ALLAN ZEMAN	Director
Allan Zeman

S-2

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation of the Registrant. (1)

4.2	Third Amended and Restated Bylaws of the Registrant, as amended. (2)

*4.3	Registration Rights Agreement, dated as of August 28, 2004, by and between S.H.W. & Co. Limited and Wynn Resorts, Limited.

*4.4	Registration Rights Agreement, dated as of September 1, 2004, by and between Classic Wave Limited and Wynn Resorts, Limited.

*4.5	Registration Rights Agreement, dated as of September 1, 2004, by and between L’ Arc de Triomphe Limited and Wynn Resorts, Limited.

*4.6	Registration Rights Agreement, dated as of September 1, 2004, by and between SKKG Limited and Wynn Resorts, Limited.

*5	Opinion of Schreck Brignone.

*10.1	Exchange Agreement, dated as of August 28, 2004, by and among Wong Chi Seng, S.H.W. & Co. Limited, Wynn Resorts, Limited and Wynn Resorts International, Ltd.

*10.2	Exchange Agreement, dated as of September 1, 2004, by and among Kwan Yan Ming, Classic Wave Limited, Wynn Resorts, Limited and Wynn Resorts International, Ltd.

*10.3	Exchange Agreement, dated as of September 1, 2004, by and among Kwan Yan Ming, L’Arc de Triomphe Limited, Wynn Resorts, Limited and Wynn Resorts International, Ltd.

*10.4	Exchange Agreement, dated as of September 1, 2004, by and among Wong Chi Seng, SKKG Limited, Wynn Resorts, Limited and Wynn Resorts International, Ltd.

*23.1	Consent of Independent Registered Accounting Firm.

*23.2	Consent of Schreck Brignone (included in Exhibit 5).

*24	Powers of Attorney of officers and directors of Wynn Resorts, Limited (included on signature page of this Registration Statement).

*	Filed herewith.
(1)	Previously filed with Amendment No. 4 to the Form S-1 filed by the Registrant on October 7, 2002 (File No. 333-90600).
(2)	Previously filed with the Quarterly Report on Form 10-Q filed by the Registrant on December 9, 2002.